CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Baron Select Funds of our report dated February 25, 2021, relating to the financial statements and financial highlights, which appears in Baron WealthBuilder Fund’s Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

New York, New York December 28, 2021